      EXHIBIT 12.1 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

      (DOLLARS IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)


                                                                        Nine Months Ended,
                                                                    --------------------------
                                                                    10/2/99         9/26/98
                                                                    ----------     -----------
Income before provision for national income taxes,
  minority interests in net income (loss) of subsidiaries,
  equity (income) loss of affiliates, and extraordinary items          $279.0          $223.4
Fixed charges                                                           181.8            93.1
Distributed income of affiliates                                            -               -
                                                                    ----------     -----------
    Earnings                                                           $460.8          $316.5
                                                                    ==========     ===========


Interest expense                                                       $161.6          $ 79.2
Portion of lease expense representative of interest                      20.2            13.9
                                                                    ----------     -----------
     Fixed Charges                                                     $181.8          $ 93.1
                                                                    ==========     ===========

     Ratio of Earnings to Fixed Charges                                   2.5             3.4

     Fixed Charges in Excess of Earnings                                    -               -


                                                                                     Year Ended December 31,
                                                                -------------------------------------------------------------------
                                                                  1998           1997          1996          1995          1994
                                                                ----------    -----------   -----------   -----------   -----------
Income before provision for national income taxes,
  minority interests in net income (loss) of subsidiaries,
  equity (income) loss of affiliates, and extraordinary items     $ 214.8        $ 345.8       $ 253.4       $ 152.9       $ 114.6
Fixed charges                                                       130.7          113.6         112.7          82.6          52.2
Distributed income of affiliates                                      2.3            3.9           3.0           1.3           0.9
                                                                ----------    -----------   -----------   -----------   -----------
    Earnings                                                      $ 347.8        $ 463.3       $ 369.1       $ 236.8       $ 167.7
                                                                ==========    ===========   ===========   ===========   ===========

Interest expense                                                  $ 110.5        $ 101.0       $ 102.8       $  75.5       $  46.7
Portion of lease expense representative of interest                  20.2           12.6           9.9           7.1           5.5
                                                                ----------    -----------   -----------   -----------   -----------
     Fixed Charges                                                $ 130.7        $ 113.6       $ 112.7       $  82.6       $  52.2
                                                                ==========    ===========   ===========   ===========   ===========

     Ratio of Earnings to Fixed Charges                               2.7            4.1           3.3           2.9           3.2

     Fixed Charges in Excess of Earnings                                -              -             -             -             -